                                                                    EXHIBIT 3.38

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                           -------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WBAV/WBAV-FM/WPEG LICENSE CORP.", CHANGING ITS NAME FROM "WBAV/WBAV-FM/WPEG LICENSE CORP." TO "WIOQ LICENSE CORP.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JUNE, A.D. 1997, AT 12 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                       [SEAL]           /s/ EDWARD J. FREEL
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 8510024

                                                  DATE: 06-13-97

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        WBAV/WBAV-FM/WPEG LICENSE CORP.

        Pursuant to Section 242 of the General Incorporation Law of the State of Delaware, WBAV/WBAV-FM/WPEG License Corp. (the "Corporation"), a Delaware corporation, hereby certifies that:

        1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

             FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

                              "WIOQ LICENSE CORP."

        2. The Sole Director and Sole Shareholder of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

        IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Omar Choucair, its Vice President, on this 12th day of June, 1997.


                                        WBAV/WBAV-FM/WPEG LICENSE CORP.,
                                        a Delaware Corporation

                                        By: /s/ OMAR CHOUCAIR
                                           ---------------------------
                                        Name:  Omar Choucair
                                        Title: Vice President

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BPI CHARLOTTE LICENSE SUBSIDIARY, INC.", CHANGING ITS NAME FROM "BPI CHARLOTTE LICENSE SUBSIDIARY,INC." TO "WBAV/WBAV-FM/WPEG LICENSE CORP.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF MAY, A.D. 1995, AT 4:26 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


              [SEAL]                  /s/ EDWARD J. FREEL
                                      -----------------------------------
                                      Edward J. Freel, Secretary of State

                                                AUTHENTICATION: 7504910
                                                          DATE: 05/12/95

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                     BPI CHARLOTTE LICENSE SUBSIDIARY, INC.

          Pursuant to Section 242 of the General Incorporation Law of the State of Delaware, BPI Charlotte License Subsidiary, Inc. (the "Corporation"), a Delaware corporation, hereby certifies that:


          1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

               FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

                       "WBAV/WBAV-FM/WPEG License Corp."

          2. The Board of Directors and Stockholders of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

          IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Matthew E. Devine, its assistant secretary, on this 12th day of May, 1995.


                                        BPI CHARLOTTE LICENSE
                                          SUBSIDIARY, INC., a Delaware
                                          corporation


                                        By: /s/ MATTHEW E. DEVINE
                                           ---------------------------------
                                           Matthew E. Devine
                                           Assistant Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BPI CHARLOTTE LICENSE SUBSIDIARY, INC." FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MAY, A.D. 1993, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                   * * * * * * * **



              [SEAL]                  /s/ WILLIAM T. QUILLEN
                                      --------------------------------------
                                      William T. Quillen, Secretary of State

                                                AUTHENTICATION: *3904074
                                                          DATE: 05/19/93

                                                                        DELAWARE

                          CERTIFICATE OF INCORPORATION

                                       OF

                     BPI CHARLOTTE LICENSE SUBSIDIARY, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST:    The name of the corporation (hereinafter called the
"corporation") is BPI CHARLOTTE LICENSE SUBSIDIARY, INC..

     SECOND:   The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) shares of common stock with a par value of $0.01 per share.

     FIFTH:    The name and the mailing address of the incorporator are as follows:


          NAME                               MAILING ADDRESS
--------------------------         ------------------------------------
Heidi L. Shales                    180 North LaSalle Street
                                   Suite 3400
                                   Chicago, Illinois 60601


     SIXTH:    The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH:   For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

               2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

               3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The personal liability of a director of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     ELEVENTH: From time to time, any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.


DATED: May 18, 1993



                                        /s/  HEIDI L. SHALES
                                        --------------------------------
                                        Heidi L. Shales, Incorporator

                         PREORGANIZATION AGREEMENT FOR

                     BPI CHARLOTTE LICENSE SUBSIDIARY, INC.

     WHEREAS, it is proposed to organize a corporation under the Delaware General Corporation Act as amended, which shall be known as BPI CHARLOTTE LICENSE SUBSIDIARY, INC. or such other name as the incorporator may select; and

     WHEREAS, BPI CHARLOTTE LICENSE SUBSIDIARY, INC. (hereinafter
"Corporation"), shall be authorized to issue an aggregate of 10,000 shares consisting of common stock with a par value of $0.01 per share; and

     WHEREAS, it is proposed that the purpose for which the Corporation shall be organized is:

          To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Delaware General Corporation Act, as amended.

     THEREFORE, the undersigned subscribers hereby subscribe for the number of shares of the Corporation set opposite their names, and agree to pay $0.10 per share at such time or times as the Board of Directors of the Corporation may determine. Dated this 17th day of May, 1993.


                                        No. of Shares
                                        Subscribed for             Amount
Name                                    and Designation          Subscribed
----                                    ---------------          ----------
Broadcasting Partners of                1,000 Common              $100.00
Charlotte, Inc.
767 Fifth Avenue, 44th Floor
New York, New York 10153

                                        Broadcasting Partners of Charlotte, Inc.

                                        By: [sig]
                                            ------------------------------------
                                            Its: Secretary
                                                 -------------------------------

                  AUTHENTICATION OF RECORD BOOK AND RECORDS OF

                     BPI CHARLOTTE LICENSE SUBSIDIARY, INC.


     The undersigned, being and constituting the first Board of Directors of BPI CHARLOTTE LICENSE SUBSIDIARY, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and by virtue of a Certificate of Incorporation issued by the Secretary of State of the State of Delaware, under the Great Seal of the State of Delaware, on the 18th day of May, 1993, for the purpose of the adoption and of the identification of this book, together with the records therein contained, as the Book of Records of the said Corporation and as the original Record of the organization thereof, have hereunto subscribed our respective names on this 1st day of June 1993.


                                        /s/ BARRY A. MAYO
                                        ------------------------------
                                        Barry A. Mayo


                                        /s/ LEE S. SIMONSON
                                        ------------------------------
                                        Lee S. Simonson


                                        /s/ NATHAN W. PEARSON, JR.
                                        ------------------------------
                                        Nathan W. Pearson, Jr.